UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
AGERE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3746606
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)
1110 American Parkway NE
Allentown, Pennsylvania 18109
(Address of Principal Executive Offices)
Agere Systems Inc. 2001 Long Term Incentive Plan
Agere Systems Inc. Non-Employee Director Stock Plan
(Full Title of the Plans)
Jean F. Rankin
Executive Vice President, General Counsel and Secretary
Agere Systems Inc.
1110 American Parkway NE
Allentown, Pennsylvania 18109
(610) 712-1000
(Name, address and telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

Title of each	Amount	Proposed	Proposed maximum	Amount of
class of Securities	to be	maximum	aggregate	registration
to be registered	registered	offering price	offering	fee
		per	price
		share
Common stock (2)	5,700,000 (3)	$14.645 (1)	$83,476,500 (1)	$8,931.99
Common stock (2)	300,000 (4)	$14.645 (1)	$4,393,500 (1)	$470.10
Total	6,000,000		$87,870,000	$9,402.09

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sale price of the common stock of Agere Systems Inc. on the New York Stock Exchange on March 29, 2006.
(2) Includes associated rights to purchase Series A Junior Participating Preferred Stock. No separate consideration will be received for the rights, which initially will trade together with the common stock.
(3) Represents securities to be registered for sale under the Agere Systems Inc. 2001 Long Term Incentive Plan.
(4) Represents securities to be registered for sale under the Agere Systems Inc. Non-Employee Director Stock Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference (File No. 1-16397):
     (1) Our Annual Report on Form 10-K for the fiscal year ended September 30, 2005, filed on December 12, 2005.
     (2) All other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since September 30, 2005.
     (3) The description of our common stock contained in our Current Report on Form 8-K, filed on June 1, 2005, including any amendment or reports filed for the purpose of updating that description.
     All documents we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the filing of this registration statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing; provided, however, that the documents enumerated above or subsequently filed by Agere pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made hereby is in effect prior to the filing with the Securities and Exchange Commission of Agere’s Annual Report on Form 10-K covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.
     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4. Description of Securities.
              Not Applicable.
Item 5. Interests of Named Experts and Counsel.
              Not Applicable.
Item 6. Indemnification of Directors and Officers.
     Our certificate of incorporation provides that a director will not be personally liable to Agere or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law as amended from time to time, for liability (i) for any breach of the director’s duty of loyalty to Agere or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise, prior to such amendment or repeal.
     While the certificate of incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, our certificate of incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.
     Our certificate of incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Agere or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by Agere to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Agere to provide broader indemnification rights than said law permitted Agere to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have Agere pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of Agere thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
     The certificate of incorporation also specifically authorizes Agere to maintain insurance and to grant similar indemnification rights to employees or agents of Agere. The directors and officers of Agere are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities.
Item 7. Exemption from Registration Claimed.
              Not Applicable.
Item 8. Exhibits.
              See Exhibit Index.
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That:
(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the

Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Allentown, Pennsylvania, on the 4th day of April, 2006.

AGERE SYSTEMS INC.

By:	/s/ Peter Kelly

Name:	Peter Kelly
Title:	Executive Vice President and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:

Richard L. Clemmer	President, Chief Executive Officer and Director	/s/ Richard L. Clemmer

Principal Financial Officer:

Peter Kelly	Executive Vice President and Chief Financial
	Officer	/s/ Peter Kelly

Principal Accounting Officer:

Gary J. Wojtaszek	Vice President and Corporate Controller	/s/ Gary J. Wojtaszek

Directors:
Richard S. Hill*
Arun Netravali*
Thomas P. Salice*
Rae F. Sedel*
Harold A. Wagner*
Kari-Pekka Wilska*

*By:	/s/ Peter Kelly
(Peter Kelly attorney-in-fact)
Date: April 4, 2006

EXHIBIT INDEX

Exhibit
Number
4.1	Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1.4 to Form 8-K filed June 1, 2005).

4.2	Rights Agreement between the registrant and Computershare Investor Services, LLC, as rights agent, originally dated as of March 26, 2001 and amended and restated as of May 27, 2005 (Incorporated by reference to Exhibit 4.4 to Form 8-K filed June 1, 2005).

5.1	Opinion of Jean F. Rankin, General Counsel of the registrant, as to the legality of the securities to be issued.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Jean F. Rankin is contained in the opinion of counsel filed as Exhibit 5.1.

24	Power of Attorney executed by directors who signed this registration statement.